Exhibit 99.1

Trinity Capital Inc. Announces Senior Leadership Appointments

Gerry Harder Promoted to Chief Operating Officer

Ron Kundich Promoted to Chief Credit Officer

PHOENIX, (March 17, 2021 /PRNewswire/) -- Trinity Capital Inc. (Nasdaq: TRIN) (“Trinity Capital” or the “Company”), a leading specialty lending company that provides debt, including loans and equipment financing, to growth stage companies backed by technology banks, venture capital and private equity firms, today announced the promotions of two senior executives that will expand and deepen the Company’s management team as it continues to execute against its long-term strategic plan.

Gerry Harder has been promoted to serve as the Company’s first-ever Chief Operating Officer, where he will steward corporate infrastructure and operational initiatives to support platform growth and new business creation. Mr. Harder joined Trinity Capital in 2016 and has served as Senior Vice President, Chief Credit Officer since August 2019, overseeing the Company’s outstanding credit performance. Gerry will continue to serve on the investment committee. Mr. Harder has over 30+ years of experience working with venture-backed technology companies and brings extensive operational expertise to the team.

Ron Kundich has been with Trinity Capital since 2018 and has served as Senior Vice President, Loan Originations since August 2019 and has also contributed to Trinity’s investment performance as a member of the investment committee. He has been promoted to Chief Credit Officer, succeeding Mr. Harder in the role. In his new role, Mr. Kundich will oversee Trinity Capital’s lending, underwriting, and credit processes. Mr. Kundich has vast underwriting experience with a 25+ year track record of supporting venture-backed companies and working closely with venture capital firms and commercial technology banks.

Both promotions are effective March 15, 2022.

“We’re very excited to promote these individuals. They’ve earned the trust of our team and shown that they have the ability to add immense value to our organization,” said Kyle Brown, President and Chief Investment Officer of Trinity Capital. “These promotions demonstrate our commitment to investing in our management team and supporting the continued growth of our industry leading lending platform. Our exceptional team differentiates us in this industry and is a key growth driver for our business, attracting top talent who seek an energetic and collaborative work environment. The addition of a dedicated Chief Operating Officer gives us the capacity to scale our operations and strategy as well as focus on new business initiatives. Gerry and Ron have contributed greatly to our success and, with their deep skill sets across operations and development, are well-positioned to further build our industry-leading platform.”

About Trinity Capital Inc.

Trinity Capital (Nasdaq: TRIN), an internally managed specialty lending company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, is a leading provider of debt, including loans and equipment financing, to growth stage companies, including venture-backed companies and companies with institutional equity investors. Trinity Capital’s investment objective is to generate current income and, to a lesser extent, capital appreciation through investments consisting primarily of term loans and equipment financings and, to a lesser extent, working capital loans, equity and equity-related investments. Trinity Capital believes it is one of only a select group of specialty lenders that has the depth of knowledge, experience, and track record in lending to growth stage companies.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties, including the impact of the COVID 19 pandemic on the economy, financial markets, our business, our portfolio companies and our industry. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission (“SEC”). The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release. More information on risks and other potential factors that could affect the Company’s financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or on the webcast/conference call, is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed annual report on Form 10-K and subsequent SEC filings.

Contact

Vibhor Garg

Managing Director, Marketing

Trinity Capital, Inc.

ir@trincapinvestment.com